Exhibit 3.21

SECOND AMENDMENT

TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

CHENIERE CREOLE TRAIL PIPELINE, L.P.

This Second Amendment (this “Amendment”) to Agreement of Limited Partnership of Cheniere Creole Trail Pipeline, L.P., a Delaware limited partnership (the “Partnership”), dated May 28, 2013, is adopted, executed and agreed to, for good and valuable consideration, by the Partners. (All capitalized terms used but not defined herein shall have the meanings therefore set forth in the Original Agreement (as defined below).)

RECITALS

WHEREAS, the Partners entered into that certain Agreement of Limited Partnership of the Partnership in March 2006, as amended by the First Amendment to the Agreement of Limited Partnership of the Partnership, dated April 1, 2008 (collectively, the “Original Agreement”); and

WHEREAS, the Partners hereby desire to amend the Original Agreement to clarify language regarding the certification of Interests;

NOW, THEREFORE, in consideration of the premises, and the terms, covenants and conditions set forth herein, it is hereby agreed as follows:

AGREEMENTS

1. Amendments. The Original Agreement is hereby amended as follows:

a. The first sentence of Section 3.9(a) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

Upon the issuance of Interests in the Partnership to any Person in accordance with the provisions of this Agreement or to evidence ownership of a general partner interest or limited partner interest in the Partnership, the Partnership shall issue one or more certificates in the name of such Person substantially in the form of Exhibit D-1, in the case of a Limited Partner, and Exhibit D-2, in the case of the General Partner (each, an “Interest Certificate”), which evidences the ownership of the Interests in the Partnership of such Person.

b. Section 3.9(c) of the Original Agreement is hereby amended by adding the following parenthetical after the phrase “opinion of counsel” appearing therein: “(IF REQUESTED BY THE PARTNERSHIP)”.

c. Section 3.9(d) of the Original Agreement is hereby deleted in its entirety.

2. Consent to Assignment. Notwithstanding any other provision of this Agreement, each party hereto hereby consents to the assignment, grant, pledge, conveyance and transfer by the other party hereto, for the benefit of any lender, agent or other secured party under any financing arrangement to which the Partnership is a party, of a lien, security interest or other encumbrance on and continuing security interest in all of such other party’s estate, title and interest in its Interest and the exercise by each such secured party of its rights and remedies in connection therewith, including, without limitation, the right to exercise the voting and consensual rights and other powers with respect to such Interest and the right to foreclose upon, or exercise a power of sale with respect to, such Interest and to cause such secured party or any third party designee or purchaser of such Interest to become an additional or substitute partner in the Partnership.

3. Continued Effectiveness of Original Agreement. Except as specifically amended by this Amendment, the Original Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof and is hereby ratified and confirmed in all respects.

4. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Delivery of a copy of this Amendment bearing an original signature by facsimile transmission or by electronic mail in “portable document format” form shall have the same effect as physical delivery of the paper document bearing the original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Partners have executed this Amendment effective as of the date set forth above.

GENERAL PARTNER:	Cheniere Pipeline GP Interests, LLC

	By:	/s/ R. Keith Teague
	Name:	R. Keith Teague
	Title:	President

LIMITED PARTNER:	Grand Cheniere Pipeline, LLC

	By:	/s/ Meg A. Gentle
	Name:	Meg A. Gentle
	Title:	Chief Financial Officer

[Signature Page to Second Amendment to Cheniere Creole Trail Pipeline, L.P.

Limited Partnership Agreement]